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                                                                    EXHIBIT 99.2


CASE NAME:  FRIEDE GOLDMAN HALTER, INC. - CONSOLIDATED

CASE NUMBER:  01-52173 SEG (JOINTLY ADMINISTERED)

                                                                       Month

LIABILITIES:                                                         11/30/03
                                                                    -----------
POST-PETITION LIABILITIES:

     Taxes payable (Form 2-E, pg. 1 of 3)

     Accounts Payable (Form 2-E, pg. 1 of 3)                            217,596

     Notes payable - secured                                         11,597,367

     Other: Due to (from) Affiliate                                          --

     Other: Billings in Excess

     Other: Accrued Liabilities                                       6,629,148

     Other: Deferred income taxes

TOTAL POST-PETITION LIABILITIES                                      18,444,111

PRE-PETITION LIABILITIES

     Notes payable - secured                                        186,545,991

     Priority debt

     Unsecured debt                                                          --

     Other: Billings in excess

     Accounts Payable (Form 2-E, pg. 1 of 3)                         74,698,804

     Other: Accrued liabilities                                       3,913,458

     Other: Due to (from) Affiliate                                          --

     Other: Reserve for losses on uncomp. Contracts                  80,906,714

     Other: Deferred income taxes                                            --

     Other:                                                                  --

TOTAL LIABILITIES                                                   364,509,078

EQUITY (DEFICIT)

PREFERRED STOCK

COMMON STOCK                                                            487,158

ADDITIONAL PAID IN CAPITAL                                          299,356,267

INVESTMENT IN SUBSIDIARY                                                     --

RETAINED EARNINGS:

     Through filing date                                           (176,023,867)

     Post filing date                                              (425,716,973)

TOTAL EQUITY (NET WORTH)                                           (301,897,415)

TOTAL LIABILITIES & EQUITY                                           62,611,663
                                                                   ============

FOOTNOTES:

         (1) In April, accrued liabilities decreased $7.5 million as a result of the $5.7 million letter of credit (Foothill) drawn in April and a $1.2 million deferred compensation payment made in April. Both were previously accrued.

         (2) In June 2003, the Company's remaining property held for disposition (included in other non-current assets) was written down to its net realizable value which resulted in a loss of $800,000. This adjustment was excluded in the June Monthly Operating Report as this was a late adjustment. The June column (Other Assets and Retained Earnings) has now been revised to reflect this adjustment.

         (3) In August 2003, A/P Prepetition decreased approximately $970k due to the removal of all GE Capital leases from the A/P aging which were no longer payable as a result of the sale of the Vessels and Offshore segments. This decrease should have been recorded to A/P Post-Petition and was corrected in September 2003.

         (4) In Dec. Prepetition liabilities decreased by $4.5 million as a result of a reclass between this account and Pre-petition accrued liabilities.

         (5) In Dec., 2003 Prepetition liabilities increased by $8 million primarily as a result of several balance sheet reclasses.

CASE NAME:  FRIEDE GOLDMAN HALTER, INC.
CASE NUMBER:  01-52173 SEG (JOINTLY ADMINISTERED)

ASSETS:                                                          NOVEMBER 30, 2003
CURRENT ASSETS:
      Cash                                                        $  60,191,095
      Accounts Receivable, Net                                              632
      Inventory, at lower of cost or market
      Prepaid expenses & deposits                                       149,313
      Other:  Cost in excess of billings                                520,623
                                                                  -------------
TOTAL CURRENT ASSETS                                                 60,861,663
PROPERTY, PLANT & EQUIPMENT                                                  --
OTHER ASSETS: (goodwill;patents;other)                                1,750,000
TOTAL OTHER ASSETS                                                    1,750,000

                                                                  -------------
TOTAL ASSETS                                                      $  62,611,663
                                                                  =============
LIABILITIES AND EQUITY:
POST-PETITION LIABILITIES:
     Taxes payable
     Accounts Payable                                             $     217,596
     Notes payable - secured                                         11,597,367
     Other:  Accrued Liabilities                                      6,629,148
                                                                  -------------
TOTAL POST-PETITION LIABILITIES                                      18,444,111
PRE-PETITION LIABILITIES
     Notes payable - secured                                        186,545,991
     Accounts Payable                                                74,698,804
     Other:  Accrued liabilities                                      3,913,458
     Other:  Reserve for losses on uncomp. Contracts                 80,906,714

                                                                  -------------
TOTAL LIABILITIES                                                   364,509,078

EQUITY (DEFICIT)
      Common Stock                                                      487,158
      Additional Paid-in Capital                                    299,356,267
      Retained Earnings                                                      --
           Through filing date                                     (176,023,867)
           Post filing date                                        (425,716,973)
TOTAL EQUITY (NET WORTH)                                           (301,897,415)

                                                                  -------------
TOTAL LIABILITIES & EQUITY                                        $  62,611,663
                                                                  =============